BMC Stock Holdings, Inc. To Present at Baird 2020 Virtual Global Consumer, Technology & Services Conference
2020 Second Quarter Net Sales Outlook Improves

Raleigh, NC - June 2, 2020 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), one of the nation’s leading providers of diversified building materials and solutions to new construction builders and professional remodelers in the U.S., announced today that it will hold virtual investor meetings on June 2, 2020 at Baird’s 2020 Virtual Global Consumer, Technology & Services Conference. A copy of the materials to be used at these meetings can be accessed at ir.buildwithbmc.com.

“We now believe our 2020 second quarter net sales outlook is estimated to be flat to down 5% compared to the second quarter of 2019 and versus our previously announced outlook of down 7% to 15%,” said Dave Flitman, President and CEO of BMC. “The near-term backlog of activity in the states that had previously curtailed new home construction across our geographic footprint coupled with our team’s continued strong execution of our growth strategies has driven our improved outlook for the quarter. We came into this year with very strong underlying momentum in our business so, as the economy recovers, we believe we are well positioned for continued growth for many years to come.”

About BMC Stock Holdings, Inc.
With $3.6 billion in 2019 net sales, BMC is one of the nation’s leading providers of diversified building materials and solutions to new construction builders and professional remodelers in the U.S.  Headquartered in Raleigh, North Carolina, the Company's comprehensive portfolio of products and services spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management and an innovative eBusiness platform.  BMC serves 45 metropolitan areas across 18 states, principally in the South and West regions.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as “may,” “might,” “predict,” “future,” “seek to,” “assume,” “goal,” “objective,” “continue,” “will,” “could,” “should,”

“would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “guidance,” “possible,” “predict,” “propose,” “potential” and “forecast,” or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC’s control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication, and many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic.

A number of important factors could cause actual results to differ materially from those indicated by forward-looking statements. These factors include without limitation:

•	the impact of the COVID-19 pandemic on our business operations and on local, national and global economies;

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	fluctuation of commodity prices and prices of our products as a result of national and international economic and other conditions;

•	the impact of potential changes in our customer or product sales mix;

•	our concentration of business in the Texas, California and Georgia markets;

•	the potential loss of significant customers or a reduction in the quantity of products they purchase;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;

•	our ability to maintain profitability and positive cash flows;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact of long-term noncancellable leases at our facilities;

•	our ability to effectively manage inventory and working capital;

•	the credit risk from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations, market conditions or trends;

•	our ability to successfully implement our growth strategy;

•	the impact of federal, state, local and other laws and regulations;

•	the impact of changes in legislation and government policy;

•	the impact of unexpected changes in our tax provisions and adoption of new tax legislation;

•	our ability to utilize our net operating loss carryforwards;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation;

•	the impact of health and safety laws and regulations;

•	the impact of disruptions to our information technology systems;

•	cybersecurity risks;

•	our exposure to losses if our insurance coverage is insufficient;

•	our ability to operate on multiple Enterprise Resource Planning (“ERP”) information systems and convert multiple systems to a single system;

•	the impact of our indebtedness;

•	the impact of the various financial covenants in our secured credit agreement and senior secured notes indenture; and

•
other factors discussed or referred to in the “Risk Factors” section of BMC's most recent Annual Report on Form 10-K filed with the SEC on February 27, 2020 as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

All such factors are difficult to predict and are beyond BMC’s control. All forward-looking statements attributable to BMC or persons acting on BMC’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Relations Contact
BMC Stock Holdings, Inc.
Michael Neese
(919) 431-1796

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